As filed with the Securities and Exchange Commission on November 12, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DELTA AIR LINES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	58-0218548
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Hartsfield-Jackson Atlanta International Airport
1030 Delta Boulevard
Atlanta, Georgia 30354
(404) 715-2600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard B. Hirst
Senior Vice President- General Counsel
Delta Air Lines, Inc.
1030 Delta Boulevard
Atlanta, Georgia 30354
(404) 715-2191
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to	Offering	Aggregate	Registration
Securities to be Registered	be Registered	Price per Unit	Offering Price	Fee
Common Stock	57,500,000	(1)	(1)	(1)

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the entire registration fee.

PROSPECTUS

57,500,000 Shares

COMMON STOCK

This prospectus relates to up to 57,500,000 shares of our common stock, par value $0.0001 per share, 49,556,492 of which we have agreed to issue on behalf of pilots of Delta Air Lines, Inc. and Northwest Airlines, Inc. in connection with the joint collective bargaining agreement that we entered into as part of our merger with Northwest Airlines Corporation. In this prospectus, we sometimes refer to the shares issued on behalf of the pilots as the “pilot shares.” A financial advisor to the pilots has the ability to instruct us to sell some or all of the pilot shares for the benefit of the pilots or instruct us to distribute the pilot shares directly to the pilots. The shares of common stock offered by this prospectus and any prospectus supplement may be offered directly to investors or to or through underwriters, dealers or other agents. We will only sell shares of our common stock other than the pilot shares offered by this prospectus and any prospectus supplement in order to satisfy an overallotment option in the case of an underwritten offering of the pilot shares. The inclusion of shares of our common stock other than the pilot shares in an underwritten offering will be at our sole option and discretion. As specific transactions occur, some of these transactions may require that we provide a prospectus supplement to describe the terms of the transactions in these shares.

All of the proceeds from the sale of the pilot shares will be delivered:

•	to a trust or trusts established on behalf of the pilots for contribution to benefit plan accounts of the pilots or to the pilots directly;

•	directly to the benefit plan accounts of the pilots;

•	to the pilots directly; or

•	any combination of the foregoing.

We will use the proceeds of the sale of any shares other than the pilot shares for general corporate purposes, including working capital needs, unless specified otherwise in a prospectus supplement.

We have agreed to pay all expenses of registration incurred in connection with this offering, except any underwriting discounts, commissions or fees or transfer taxes, if any, attributable to the sale of the pilot shares. We will not retain any proceeds from the sale of the pilot shares.

Our common stock is listed on the New York Stock Exchange under the symbol “DAL”. On November 11, 2008, the last reported sale price of our common stock was $8.84.

Investing in our common stock involves certain risks. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 12, 2008

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different or inconsistent. If anyone provides you with different or inconsistent information, you should not rely on it. This document may be used only where it is legal to sell these securities. You should not assume that the information provided by this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. Also, you should not assume that there has been no change in the affairs of Delta since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Some transactions in which we offer common stock under this registration statement may require that we provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and our common stock. The registration statement, including the exhibits to the registration statement, can be obtained from the SEC, as described below under “Where You Can Find More Information”.

The terms “Delta”, the “company”, “we,” “us,” and “our” refer to Delta Air Lines, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document filed by us at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Delta’s SEC filings are also available to the public over the internet at http://www.sec.gov and at Delta’s website, www.delta.com. The contents of our website are not incorporated into this prospectus.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its internet site.

We incorporate by reference the documents listed below and any filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of this offering (other than current reports furnished on Form 8-K under Items 2.02 and 7.01).

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008;

•	Current Reports on Form 8-K and Form 8-K/A filed on February 8, 2008, February 13, 2008, April 4, 2008, April 15, 2008, April 18, 2008, May 22, 2008, June 6, 2008, July 2, 2008, July 16, 2008, August 26, 2008, September 25, 2008; October 31, 2008 and November 7, 2008 (other than the portions of those documents not deemed to be filed); and

•	The description of our common stock contained in our Form 8-A filed on April 26, 2007.

The information incorporated by reference in this prospectus is considered to be a part of this prospectus, and information that we file later with the SEC, prior to the termination of this offering, will automatically update and supersede this information.

Any party to whom this prospectus is delivered may request a copy of these filings (other than any exhibits unless specifically incorporated by reference into this prospectus), at no cost, by writing or telephoning Delta at Delta Air Lines, Inc., Investor Relations, Dept. No. 829, P.O. Box 20706, Atlanta, GA 30320, telephone no. (404) 715-2600.

ii

DELTA

General

We and our subsidiaries provide scheduled air transportation for passengers and cargo throughout the United States and around the world. As described below, we recently completed our merger with Northwest Airlines Corporation (“Northwest”) whereby Northwest and its subsidiary, Northwest Airlines, Inc. (“NWA”), became wholly owned subsidiaries of Delta to create America’s premier global airline.

We operate hubs in the United States in Atlanta, Cincinnati, Detroit, Memphis, Minneapolis/St. Paul, New York-JFK, and Salt Lake City, as well as in Amsterdam and Tokyo-Narita. The combination of Delta’s strengths in the south, mountain west and northeast United States, Europe and Latin America and NWA’s strengths in the midwest and northwest United States and Asia gives the combined company a presence in every major domestic and international market. Other key characteristics of our route network include:

•	our alliances with foreign airlines, including Delta’s transatlantic joint venture with Air France and NWA’s transatlantic joint venture with KLM Royal Dutch Airlines;

•	our membership in SkyTeam, a global airline alliance with KLM, Air France, Alitalia, Aeromexico, CSA Czech Airlines, Korean Air and Aeroflot; and

•	agreements with multiple domestic regional carriers, which operate either as Delta Connection or Northwest Airlink, including our wholly-owned subsidiaries, Comair, Inc., Mesaba Aviation, Inc. and Compass Airlines, Inc.

We are a Delaware corporation headquartered in Atlanta, Georgia. Our principal executive offices are located at Hartsfield-Jackson Atlanta International Airport, Atlanta, Georgia 30320-6001 and our telephone number is (404) 715-2600. Our website is www.delta.com. We have provided this website address as an inactive textual reference only and the information contained on our website is not a part of this prospectus.

Merger

On October 29, 2008, our wholly-owned subsidiary, Nautilus Merger Corporation (“Merger Sub”), merged with and into Northwest in accordance with the Agreement and Plan of Merger, dated as of April 14, 2008, among Delta, Merger Sub and Northwest. As a result of the merger, Northwest and NWA became wholly-owned subsidiaries of Delta. The merger better positions us to manage through economic cycles and volatile fuel prices, to invest in our fleet and to improve services for customers. We believe the merger will generate approximately $2 billion in annual revenue and cost synergies by 2012 from more effective aircraft utilization, a more comprehensive and diversified route system and cost synergies from reduced overhead and improved operational efficiency.

Issuance of Pilot Shares

Joint Collective Bargaining Agreement

In connection with the merger, we reached a combined collective bargaining agreement with the Air Line Pilots Association, International (“ALPA”) and the Delta and NWA units of ALPA that covers Delta’s and NWA’s pilots. The combined agreement became effective on October 30, 2008 and becomes amendable on December 31, 2012. The Delta Master Executive Council (the “Delta MEC”), the governing body of the Delta unit of ALPA, and the NWA Master Executive Council (the “NWA MEC”), the governing body of the NWA unit of ALPA, with the agreement and approval of ALPA, have also agreed to adopt and be bound by a Process Agreement relating to the determination of an integrated seniority list for the combined Delta and NWA pilot groups. The parties to the Process Agreement may not revise, waive any material right under, or terminate the Process Agreement without our consent.

Pilot Shares and Registration Rights

As a part of our agreement with ALPA, the Delta MEC and the NWA MEC, we have agreed to issue the pilot shares on behalf of Delta pilots who were on the Delta pilot seniority list as of 12:01 a.m. on October 30, 2008 and NWA pilots who were on the NWA pilot seniority list as of 12:01 a.m. on October 30, 2008 in an amount equal to 3.5% and 2.38%, respectively, of our fully-diluted outstanding shares as of the closing of the merger, in each case after giving effect to the shares issued to the Northwest stockholders in the merger (including shares of common stock issued in exchange for shares of Northwest common stock reserved for issuance under Northwest’s Chapter 11 plan for reorganization), the shares issued in an employee equity issuance, which includes the issuance of stock to the pilots, and the shares of common stock reserved for issuance under Delta’s Chapter 11 plan of reorganization. Any pilot shares we sell under our agreement with ALPA, the Delta MEC and the NWA MEC, including 29,497,912 shares for Delta pilots and 20,058,580 shares for NWA pilots, are covered by the registration statement, of which this prospectus is a part.

Our agreement with ALPA, the Delta MEC and the NWA MEC provides that a financial advisor to the pilots has the ability to instruct us to sell the shares on behalf of the pilots. All of the proceeds (net of underwriting or similar discounts, commissions or fees or transfer taxes, if any, attributable to the sale of the pilot shares) from the sale of the shares of common stock by us pursuant to the registration statement of which this prospectus forms a part will be delivered:

•	to a trust or trusts established for the benefit of pilots, for contribution to benefit plan accounts of the pilots or to the pilots directly;

•	directly to the benefit plan accounts of the pilots;

•	to the pilots directly; or

•	any combination of the foregoing.

The agreement alternatively provides that the financial advisor may instruct us to issue the pilot shares directly to the pilots.

We will use the proceeds of the sale of any shares other than the pilot shares for general corporate purposes, including working capital needs, unless specified otherwise in a prospectus supplement. We will only sell shares of our common stock other than the pilot shares offered by this prospectus and any prospectus supplement in order to satisfy an overallotment option in the case of an underwritten offering of the pilot shares.

The agreement also provides for registration rights with respect to the pilot shares. As a result, the financial advisor may require us to file a registration statement in respect of all of the pilot shares and undertake as many as three separate registered offerings of the pilot shares. The sale of the pilot shares may occur through an underwriter selected by ALPA’s financial adviser.

We are required under our agreement with ALPA, the Delta MEC and the NWA MEC to keep the registration statement effective for one year or until all the registered pilot shares are sold. We are permitted to suspend the use of the registration statement of which this prospectus is a part for an aggregate of 75 days in any 12-month period if the continued use of the registration statement would require us to disclose material non-public information that would (1) impede, delay or otherwise interfere with our ability to complete any pending or contemplated material corporate transaction or adversely affect any material pending or contemplated financing or capital transaction or (2) would be required to be disclosed in this registration statement or other report filed with the SEC so that such registration statement or report would not be materially misleading, would not be required except for the filing or effectiveness of this registration statement and would have a material adverse effect on us or our business. The period that we will be required to maintain the effectiveness of the registration statement will be extended by the amount of time in which use of the registration statement is suspended.

We have prepared the registration statement of which this prospectus is a part as required by our agreement with ALPA, the Delta MEC and the NWA MEC.

RISK FACTORS

An investment in our common stock involves certain risks. You should carefully consider the risks described below and the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our common stock could decline due to any of these risks or other factors, and you may lose all or part of your investment.

The market price of our common stock has been and could remain volatile.

The market price for our common stock has been and may continue to be volatile, and our stock may be subject to price and volume limitations in response to market and other factors. Among the many factors that could affect the market price of our common stock are:

•	changes in the price or availability of oil or jet fuel;

•	our quarterly or annual earnings or those of other companies in our industry;

•	changes in earnings estimates or recommendations by research analysts who track our common stock or the stock of other airlines; and

•	changes in general conditions in the U.S. and global economy, financial markets or airline industry, including those resulting from changes in fuel prices or fuel shortages, war, incidents of terrorism or responses to such events.

In addition, many of the other risks that are described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any Annual Report or Quarterly Report filed hereafter could also materially and adversely affect our stock price.

In recent years, the stock market has experienced extreme price and volume fluctuations, which have become more pronounced as a result of the recent global financial crisis. This volatility has had a significant impact on the market price of securities issued by many companies, including us and other airlines. The changes in the market prices of securities frequently appear to occur without regard to the operating performance of these companies. The price of our common stock could fluctuate based upon factors that have little or nothing to do with our company, and these fluctuations could materially reduce our stock price.

The price of our common stock may be adversely affected by the issuance and sale of our common stock, including pursuant to this prospectus, or by our announcement that such issuances and sales may occur.

The sale or availability for sale of substantial amounts of our common stock could adversely impact its price. Our certificate of incorporation authorizes us to issue 1,500,000,000 shares of common stock. On November 5, 2008, there were 668,614,768 shares of common stock outstanding; 25,697,689 shares of common stock held in treasury (of which 22,028,242 shares can be issued under Delta’s 2007 Performance Compensation Plan); 89,429,648 shares of common stock reserved for issuance pursuant to the reserve created in Delta’s Plan of Reorganization under Chapter 11 of the Bankruptcy Code; 8,985,931 shares of common stock reserved for issuance pursuant to the reserve created in Northwest’s Plan of Reorganization under Chapter 11 of the Bankruptcy Code; 71,836,877 shares of common stock reserved for issuance under Delta’s 2007 Performance Compensation Plan, not including shares held in treasury that can be issued under the plan; and 7,271,193 shares of common stock reserved for issuance under the Northwest Airlines Corporation 2007 Stock Incentive Plan. Accordingly, a substantial number of shares of our common stock are or could become available for sale under our certificate of incorporation.

We cannot predict the size of future issuances or sales of our common stock (including those made pursuant to this prospectus), or other equity related securities in the public market or the effect, if any, that such issuances or sales may have on the market price of our common stock. Approximately 8.6% of all our shares of common stock outstanding as of November 5, 2008 are registered for sale under the registration statement of which this prospectus is a part. The issuance and sale of substantial amounts of common stock (including issuances and sales pursuant to this prospectus) or other equity related securities, or the perception or announcement that such issuances and sales may occur, could adversely affect the market price of our common stock.

FORWARD-LOOKING STATEMENTS

Statements in this prospectus (or otherwise made by us or on our behalf) that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When used in this prospectus, the words “expects,” “plans,” “anticipates,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. Most of these factors are outside Delta’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to:

•	the possibility that the synergies expected from our merger with Northwest will not be realized, or will not be realized within the expected time period;

•	the cost of aircraft fuel;

•	the impact that our indebtedness will have on our financial and operating activities and our ability to incur additional debt;

•	the restrictions that financial covenants in our financing agreements will have on our financial and business operations;

•	labor issues;

•	interruptions or disruptions in service at one of our hub airports;

•	our increasing dependence on technology in our operations;

•	our ability to retain management and key employees;

•	the ability of our credit card processors to take significant holdbacks in certain circumstances;

•	the effects of terrorist attacks; and

•	competitive conditions in the airline industry.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors are discussed in documents incorporated by reference in this prospectus, including most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any amendments thereto. All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus.

USE OF PROCEEDS

All of the proceeds from any sale of the pilot shares (net of underwriting or similar discounts, commissions or fees or transfer taxes, if any, attributable to the sale of the pilot shares) will be delivered:

•	to a trust or trusts established on behalf of the pilots, for contribution to benefit plan accounts of the pilots or to the pilots directly;

•	directly to the benefit plan accounts of the pilots;

•	to the pilots directly; or

•	any combination of the foregoing.

We have agreed to pay all expenses of registration incurred in connection with this offering, except any underwriting discounts, commissions or fees or transfer taxes, if any, attributable to the sale of the pilot shares.

We will not retain any proceeds from the sale of the pilot shares. We will use the proceeds of the sale of any shares other than the pilot shares for general corporate purposes, including working capital needs, unless specified otherwise in a prospectus supplement.

DIVIDEND POLICY

We currently do not pay cash dividends on our common stock and have no current intention of doing so. Any future determination to pay cash dividends will be at the discretion of our board of directors, subject to applicable limitations under Delaware law and restrictions in our credit facilities, and will be dependent upon our results of operations, financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

PLAN OF DISTRIBUTION

At the instruction of the financial advisor to ALPA, we may utilize this prospectus to offer the pilot shares in any of three ways or in any combination: (a) through underwriters or dealers; (b) directly to a limited number of purchasers or to a single purchaser; or (c) through agents. We may distribute the securities periodically in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is being delivered.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any of the pilot shares, the pilot shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The pilot shares may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the pilot shares will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the pilot shares offered by a prospectus supplement if they purchase any of such pilot shares.

We may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the prospectus supplement relating thereto. If any over-allotment option is granted, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which this prospectus is delivered, such securities will be sold to the dealer, as principal, and such dealer may receive compensation from the purchasers of shares for whom it may act as agent, in each case, in amounts to be negotiated. We do not expect these discounts and commissions to exceed what is customary in the types of transactions involved. The dealer may also resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”), of the securities so offered and sold. The name of the dealer and the terms of any resale transaction will be set forth in the prospectus supplement relating thereto.

At the direction of ALPA’s financial advisor, we may solicit directly offers to purchase the pilot shares. We also may sell the pilot shares through agents from time to time. A prospectus supplement will name any agent involved in the offer or sale of the pilot shares and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

At the direction of ALPA’s financial advisor, we may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the pilot shares from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Until a distribution of the pilot shares is completed, rules of the SEC may limit the ability of underwriters and other participants in an offering to bid for and purchase our common stock. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the common stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock. If the underwriters create a short position in the common stock in connection with the offering, i.e., if they sell more shares of common stock than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing common stock in the open market.

The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase common stock in the open market to reduce the underwriters’ short position or to stabilize the price of the common stock, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. These transactions, if commenced, may be discontinued at any time. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

We may also offer and sell any shares, other than the pilot shares, covered by the registration statement of which this prospectus forms a part in any of the ways described above. We will only sell shares of our common stock other than the pilot shares offered by this prospectus and any prospectus supplement in order to satisfy an overallotment option in the case of an underwritten offering of the pilot shares. The inclusion of shares of our common stock other than the pilot shares in an underwritten offering will be at our sole option and discretion.

All of the pilot shares will be listed on the New York Stock Exchange. Any underwriters to whom the pilot shares are sold may make a market in our common stock. However, those underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

VALIDITY OF SECURITIES

Unless we tell you otherwise in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Richard B. Hirst, Senior Vice President — General Counsel of Delta and for any agents, underwriters or dealers by counsel that we may name in the applicable prospectus supplement. Mr. Hirst owns 322,219 shares of common stock and holds options to purchase 247,823 shares of common stock.

EXPERTS

The consolidated financial statements at December 31, 2007 (Successor) and 2006 (Predecessor), and for the eight-month period ended December 31, 2007 (Successor), four-month period ended April 30, 2007 (Predecessor) and the year ended December 31, 2006 (Predecessor), appearing in our Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of our internal control over financial reporting as of December 31, 2007 (Successor) included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated statements of operations, cash flows, and shareowners’ deficit for the year ended December 31, 2005 (Predecessor), incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2007 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the 2005 consolidated financial statements and includes explanatory paragraphs relating to our reorganization under Chapter 11 of the U.S. Bankruptcy Code and our ability to continue as a going concern). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 2008 (Successor) and March 31, 2007 (Predecessor), the three-month and six-month periods ended June 30, 2008 (Successor), the two-month period ended June 30, 2007 (Successor), the one-month and four-month periods ended April 30, 2007 (Predecessor), the three-month and nine-month periods ended September 30, 2008 (Successor) and the three-month and five-month periods ended September 30, 2007 (Successor), incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 24, 2008, July 16, 2008 and October 14, 2008, included in our Quarterly Report on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 (Successor), and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act, for their reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

The consolidated financial statements of Northwest at December 31, 2007 (Successor) and 2006 (Predecessor), and for the seven-month period ended December 31, 2007 (Successor), five-month period ended May 31, 2007 (Predecessor) and year ended December 31, 2006 (Predecessor), incorporated by reference in this Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby. All amounts are estimates.

	Amount to be
	Paid

Registration fee	$—	(1)
Printing	20,000
Legal fees and expenses (including Blue Sky fees)	100,000
Accounting fees and expenses	50,000
Miscellaneous	25,000

TOTAL	$195,000

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of the entire registration fee.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareowners or disinterested directors or otherwise. The Registrant’s Certificate of Incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareowners, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The proposed forms of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provide for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

Item 16.	Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit
No.	Document

1.1	Form of Underwriting Agreement.*
5.1	Opinion of Richard B. Hirst, Senior Vice President — General Counsel of Delta Air Lines, Inc.
15.1	Letter from Ernst & Young LLP regarding unaudited interim financial statements of Delta Air Lines, Inc.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Ernst & Young LLP.
23.4	Consent of Richard B. Hirst, Senior Vice President — General Counsel of Delta Air Lines, Inc. (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of the Registration Statement).

*	To be filed by amendment or on a report on Form 10-K, 10-Q or 8-K and incorporated by reference prior to the issuance of any securities pursuant to this prospectus.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual reports pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 12, 2008.

DELTA AIR LINES, INC.

By:	/s/ Richard H. Anderson
Richard H. Anderson
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Delta Air Lines, Inc., hereby severally constitute and appoint Richard B. Hirst, Leslie P. Klemperer and Jan M. Davidson our true and lawful attorneys with full power to sign for us and in our names in the capacities indicated below and any amendment to the registration statement on Form S-3 filed herewith, including any post-effective amendments to said registration statement and any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Delta Air Lines, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on November 12, 2008.

Signature	Title

/s/ Richard H. Anderson Richard H. Anderson	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Hank Halter Hank Halter	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Roy J. Bostock Roy J. Bostock	Director

/s/ John S. Brinzo John S. Brinzo	Director

/s/ Daniel A. Carp Daniel A. Carp	Chairman of the Board

/s/ Eugene I. Davis Eugene I. Davis	Director

Signature	Title

/s/ John M. Engler John M. Engler	Director

/s/ Mickey P. Foret Mickey P. Foret	Director

/s/ David R. Goode David R. Goode	Director

/s/ Paula Rosput Reynolds Paula Rosput Reynolds	Director

/s/ Kenneth C. Rogers Kenneth C. Rogers	Director

/s/ Rodney E. Slater Rodney E. Slater	Director

/s/ Douglas M. Steenland Douglas M. Steenland	Director

/s/ Kenneth B. Woodrow Kenneth B. Woodrow	Director

EXHIBIT INDEX

Exhibit
No.	Document

1.1	Form of Underwriting Agreement.*
5.1	Opinion of Richard B. Hirst, Senior Vice President — General Counsel of Delta Air Lines, Inc.
15.1	Letter from Ernst & Young LLP regarding unaudited interim financial statements of Delta Air Lines, Inc.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Ernst & Young LLP.
23.4	Consent of Richard B. Hirst, Senior Vice President — General Counsel of Delta Air Lines, Inc. (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of the Registration Statement).

*	To be filed by amendment or on a report on Form 10-K, 10-Q or 8-K and incorporated by reference prior to the issuance of any securities pursuant to this prospectus.